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                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            ACT Manufacturing, Inc.
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: not applicable
  (2) Aggregate number of securities to which transactions applies: not applicable
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: not applicable
  (4) Proposed maximum aggregate value of transaction: not applicable
  (5) Total fee paid: not applicable

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously paid: not applicable
  (2) Form, Schedule or Registration Statement No.: not applicable
  (3) Filing party: not applicable
  (4) Date filed: not applicable

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

                            ACT MANUFACTURING, INC.
                                 2 Cabot Road
                          Hudson, Massachusetts 01749

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of ACT Manufacturing, Inc., a Massachusetts corporation (the "Corporation"), will be held on Monday, May 15, 2000 at 10:00 A.M., local time, at Testa, Hurwitz & Thibeault, LLP, Conference Center, 125 High Street, High Street Tower, Boston, Massachusetts 02110 for the following purposes:

    1. To elect two members of the Board of Directors to serve for three-year terms as Class II Directors.

    2. To approve an amendment to the Second Restated Articles of Organization of the Corporation to increase the number of authorized shares of the Corporation's common stock, $0.01 par value per share, from 50,000,000 to 100,000,000.

    3. To ratify the selection of the firm Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2000.

    4. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Only stockholders of record at the close of business on Friday, March 24, 2000, the record date fixed by the Board of Directors for such purpose, are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                       By Order of the Board of Directors

                                       Jeffrey B. Lavin
                                       Clerk

Hudson, Massachusetts
April 4, 2000

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            ACT MANUFACTURING, INC.
                                 2 Cabot Road
                          Hudson, Massachusetts 01749

                               ----------------
                                PROXY STATEMENT
                               ----------------

                                 April 4, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ACT Manufacturing, Inc. (the
"Corporation") for use at the Annual Meeting of Stockholders to be held on Monday, May 15, 2000 at 10:00 A.M., local time, at Testa, Hurwitz & Thibeault, LLP, Conference Center, 125 High Street, High Street Tower, Boston, Massachusetts 02110, and at any adjournments thereof.

  Only stockholders of record as of the close of business on March 24, 2000 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, 16,331,355 shares of common stock, $.01 par value per share (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Clerk of the Corporation at any time before it is exercised.

  An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1999, is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about April 4, 2000.

Quorum and Votes Required

  The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for election as director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  In the election of the Class II Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as Class II Directors. Approval of the amendment to the Corporation's Second Restated Articles of Organization will require an affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock outstanding on the record date and entitled to vote thereon. On all other matters being submitted to stockholders, an affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions will have the practical effect of voting against each such matter, other than the election of directors, since they are included in the number of shares present and voting on each such matter. Broker "non-votes" will have the practical effect of voting against the proposal to approve the amendment to the Corporation's Second Restated Articles of Organization, but will have no impact on each other matter since they are not included in the number of shares present and voting on each such matter.

  Each of the persons named as attorneys in the proxies is an officer of the Corporation. All properly executed proxies returned in time to be counted at the meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of the Class II Directors, the stockholders will consider and vote upon proposals to amend the Corporation's Second Restated Articles of Organization to increase the authorized number of shares of the Corporation's common stock and to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                        SECURITIES OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 24, 2000 certain information regarding beneficial ownership of the Corporation's Common Stock by: (i) each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the shares of Common Stock of the Corporation outstanding at such date;
(ii) each director or nominee for director of the Corporation; (iii) each executive officer identified in the Summary Compensation Table set forth below under the heading "Executive Compensation Summary"; and (iv) all directors, nominees for election to the Board of Directors and executive officers of the Corporation as a group.

                                         Amount and Nature Percentage of Common
Name and Address of Beneficial Owner      of Ownership(1)  Stock Outstanding(2)
------------------------------------     ----------------- --------------------
Putnam Investments, Inc. (3)...........      1,052,700             6.45%
 One Post Office Square
 Boston, MA 02109
Douglas R. Ederle(4)...................        817,957             5.01%
 c/o Pell Rudman & Co., Inc.
 100 Federal Street
 Boston, MA 02110
John A. Pino(5)........................      4,719,972            28.90%
 c/o ACT Manufacturing, Inc.
 2 Cabot Road
 Hudson, MA 01749
Matthew G. Landa(6)....................        137,350                *
Jack O'Rear(7).........................         31,065                *
Jeffrey B. Lavin(8)....................         20,000                *
Blaise E. Scioli(9)....................        100,633                *
Edward T. Cuddy(10)....................         22,000                *
Bruce R. Gardner(11)...................         18,332                *
Frederick W. Gibbs(12).................         26,622                *
David S. Lee(13).......................        688,145             4.21%
Donald G. Polich(14)...................         17,332                *
All directors and executive officers as      5,781,451            34.63%
 a group (10 persons)(15)..............

--------
 *   Less than 1% of the outstanding shares of Common Stock.
 (1) Except as otherwise noted, to our knowledge, each person or entity named in the table has sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. The address of each of our directors and executive officers is c/o ACT Manufacturing, Inc., 2 Cabot Road, Hudson, MA 01749.
 (2) The number of shares of Common Stock deemed outstanding on March 24, 2000 with respect to a person or group includes: (i) 16,331,355 shares of Common Stock outstanding on such date and (ii) all options that are currently exercisable or will become exercisable within 60 days of March 24, 2000 by the person or group in question.
 (3) According to a Form 13G filed by Putnam Investments, Inc. ("Putnam") on February 7, 2000. Putnam has shared voting power as to 384,400 shares of Common Stock and shared dispositive power as to 1,052,700 shares. Putnam Investment Management, Inc., a wholly owned subsidiary of Putnam and an investment adviser, has shared dispositive power as to 470,700 shares of Common Stock. The Putnam Advisory Company, Inc., a wholly owned subsidiary of Putnam and an investment adviser, has shared voting power as to 384,400 shares of Common Stock and shared dispositive power as to 582,000 shares.
 (4) Consists of (a) 420,879 shares held by the 1998 John A. Pino Grantor Retained Annuity Trust dated June 15, 1998, of which Mr. Ederle is a co-trustee, (b) 96,166 shares held by Mr. Ederle as trustee of the Pino Family Trust, a trust for the benefit of Janet M. Pino, Mr. Pino's wife, his children and his issue, (c) 150,456 shares held by Mr. Ederle as trustee of the John M. Pino Trust, a trust for the benefit of John M. Pino, Mr. Pino's son, and (d) 150,456 shares held by Mr. Ederle as trustee of the Melissa A. Pino Trust, a trust for the benefit of Melissa
     A. Pino, Mr. Pino's daughter. Mr. Ederle disclaims beneficial ownership of all such shares.
 (5) Includes 420,879 shares held by the 1998 John A. Pino Grantor Retained Annuity Trust dated June 15, 1998, of which Mr. Pino is a co-trustee. Excludes (a) 96,166 shares held by Douglas R. Ederle, as trustee of the Pino Family Trust, a trust for the benefit of Janet M. Pino, Mr. Pino's wife, his children and his issue, (b) 150,456 shares held by Mr. Ederle, as trustee of the John M. Pino Trust, a trust for the benefit of John M. Pino, Mr. Pino's son, and (c) 150,456 shares held by Mr. Ederle, as trustee of the Melissa A. Pino Trust, a trust for the benefit of Melissa
     A. Pino, Mr. Pino's daughter.
 (6) Includes 135,204 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter. In March 2000, Mr. Landa resigned as President of the Corporation.
 (7) Consists of 31,065 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (8) Consists of 20,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (9) Consists of 100,633 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(10) Includes 20,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(11) Includes 12,666 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(12) Includes 12,172 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(13) Includes 12,172 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter. Excludes 2,500 shares owned by Mr. Lee's children. Mr. Lee disclaims all beneficial ownership of such shares.
(14) Consists of 17,332 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(15) Includes 361,244 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  In accordance with the Corporation's Amended and Restated By-laws, the Corporation's Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. John A. Pino and Frederick W. Gibbs are Class II Directors whose terms expire at the Annual Meeting of Stockholders to be held in 2000. The Board is also composed of two Class III Directors (Bruce R. Gardner and David S. Lee) and two Class I Directors (Edward T. Cuddy and Donald G. Polich) whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2001 and 2002, respectively.

  The nominees for Class II Directors are John A. Pino and Frederick W. Gibbs, who are each currently serving as Class II Directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Messrs. Pino and Gibbs will be voted FOR the election of both nominees. Messrs. Pino and Gibbs will be elected to hold office until the Annual Meeting of Stockholders to be held in 2003 and until their respective successors are duly elected and qualified, or until their earlier removal or resignation. Messrs. Pino and Gibbs have indicated their willingness to serve, if elected; however, if either should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.

  The following table sets forth, for the nominees to be elected at the meeting and for each director whose term of office will extend beyond the meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Corporation, the year each nominee's or director's term will expire and the class of director of each nominee or director.

 Nominee's or Director's
      Name and Year
   Nominee or Director                                             Year Term  Class of
  First Became Director    Position(s) Held                       Will Expire Director
 -----------------------   ----------------                       ----------- --------
 Nominees:
 John A. Pino (1988).....  President, Chief Executive Officer and    2000        II
                           Chairman of the Board
 Frederick W. Gibbs        Director                                  2000        II
  (1999).................

 Continuing Directors:
 Bruce R. Gardner          Director                                  2001       III
  (1994).................
 David S. Lee (1999).....  Director                                  2001       III
 Edward T. Cuddy (1995)..  Director                                  2002         I
 Donald G. Polich          Director                                  2002         I
  (1982).................

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors met fourteen (14) times and took action by unanimous written consent ten (10) times during the fiscal year ended December 31, 1999.

  The Audit Committee of the Board of Directors, presently comprised of Messrs. Gardner and Polich, both outside directors of the Corporation, was established on March 29, 1995. The Audit Committee is responsible for reviewing the result and scope of audits and other services provided by the Corporation's independent auditors and reviewing the Corporation's internal accounting control policies and procedures. The Audit Committee met once during the fiscal year ended December 31, 1999.

  The Compensation Committee of the Board of Directors, presently comprised of Messrs. Polich and Cuddy, both outside directors of the Corporation, was established on March 29, 1995. The Compensation Committee reviews and makes recommendations concerning the salaries and incentive compensation of senior executives and employees of, and consultants to, the Corporation, and oversees the administration of the Corporation's 401(k) plan. The Compensation Committee met once during the fiscal year ended December 31, 1999.

  The Stock Option Committee of the Board of Directors, presently comprised of Messrs. Gardner and Cuddy, both outside directors of the Corporation, was established on March 29, 1995. The Stock Option Committee oversees and administers the Corporation's 1993 Stock Option Plans, Amended and Restated 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan and Amended and Restated 1990 Equity Incentive Plan. During the fiscal year ended December 31, 1999, the Stock Option Committee took action by written consent six (6) times.

  The Board of Directors does not currently have a nominating committee. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served during the fiscal year ended December 31, 1999.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the Class II nominees to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

       Name                      Age                  Position
       ----                      ---                  --------
John A. Pino....................  52 President, Chief Executive Officer and
                                     Chairman of the Board

Jack O'Rear.....................  58 Vice President of Operations and
                                     Chief Operating Officer

Jeffrey B. Lavin................  45 Vice President of Finance, Chief Financial
                                     Officer, Treasurer and Clerk

Blaise E. Scioli................  42 Vice President and General Manager
                                     of Cable Division

Edward T. Cuddy(1)(3)...........  64 Director

Bruce R. Gardner(2)(3)..........  57 Director

Frederick W. Gibbs..............  68 Director

David S. Lee....................  62 Director

Donald G. Polich(1)(2)..........  65 Director

--------
(1)  Member of Compensation Committee
(2)  Member of Audit Committee
(3)  Member of Stock Option Committee

Directors to be Elected at the Meeting

  John A. Pino joined the Corporation as President and a Director in February 1988. He also became Executive Vice President of Automated Component Technologies, Inc. ("ACT II"), the Corporation's printed circuit board assembly predecessor, in March 1991, and President of that company in March 1992. Mr. Pino became Chairman of the Board and Chief Executive Officer of the Corporation in January 1993, served as President of the Corporation from February 1988 until September 1999 and in March 2000 resumed as President of the Corporation, and served as Treasurer of the Corporation from January 1993 to February 1995. Prior to joining the Corporation, he had served as Vice President of Finance for New Balance Athletic Shoe, Inc. and Visual Technology, Inc. and as Corporate Controller for Datacon, Inc.

  Frederick W. Gibbs has been a Director of the Corporation since July 1999. Prior to that, he served as a director of CMC Industries, Inc. ("CMC") since September 1993. Mr. Gibbs has been an attorney in private practice since 1989 and a partner with Gibbs and Gregory, Attorneys at Law since 1995. In 1988, Mr. Gibbs founded Mulberry Hill Enterprises, a consulting firm which specializes in telecommunications and electronics, business acquisition analysis and international business. From 1986 to 1988, Mr. Gibbs served as a consultant with ITT Corporation ("ITT"), a diversified, global enterprise engaged in three major business areas: insurance, industry and hospitality, entertainment and information services. From 1980 to 1986, Mr. Gibbs served as Executive Vice President of ITT and Senior Group Executive of Telecommunications and Electronics, a division of ITT. From 1965 to 1980, Mr. Gibbs served in various management positions with ITT.

Directors Whose Terms Extend Beyond the Meeting

  Bruce R. Gardner has been a Director of the Corporation since December 1994. Mr. Gardner has been the President since November 1997 of Datawatch Corporation, a provider of personal computer software, and has been a director of Datawatch since co-founding that corporation in 1985. Since 1985, Mr. Gardner also served Datawatch as a Senior Vice President until June 1993, Executive Vice President until November 1997, and Chief Financial Officer and Treasurer from 1985 until November 1997.

  David S. Lee has been a Director of the Corporation since July 1999. Prior to that, Mr. Lee founded CMC in July 1990 and served as its Chairman until 1993. He assumed the positions Acting President and Chief Executive Officer from May 1995 until November 1995 and was Chairman of the Board from May 1995 until July 1999. Mr. Lee is the Chairman of eOn Communications Corporation and Cortelco, Inc., a telecommunications company, and serves as a director of Centigram Communications Corporation, a communications company, and of Linear Technology Corporation, a manufacturer of high performance linear integrated circuits. From 1983 to 1985, he served as a Vice President of ITT and as Group Executive and Chairman of its Business Information Systems Group.

  Edward T. Cuddy joined the Corporation as a Director in April 1995. In August 1995, Mr. Cuddy retired from his position as Vice President of Manufacturing and Member of the Senior Staff at GTECH Corporation, a firm which designs, manufactures, installs and services customized computer equipment for state and local governments. In addition to serving on the Corporation's board, Mr. Cuddy currently serves as a director of Terascape Software, Inc., a privately-held software company which optimizes database storage and management, a director of Worldwide Interchange Network, Inc., a privately-held consulting company assisting companies wishing to manufacture in or export to Southeast Asia, and as a member of the Executive Advisory Board of The Register Company, a privately-held worldwide provider of training and consulting in the quality field.

  Donald G. Polich has been an independent consultant since January 1993, following the sale by him of all of the outstanding stock of the Corporation and ACT II to Mr. Pino. Mr. Polich has served as a Director of the Corporation since he founded it in 1982. Mr. Polich also served as the President and Chief Executive Officer of the Corporation from inception until February 1988, and was President and Chief Executive Officer and a director of ACT II from its inception in December 1986 until March 1992.

Executive Officers

  Jack O'Rear has been Vice President of Operations and Chief Operating Officer of the Corporation since September 1999. Prior to joining the Corporation in July 1999, he was Chief Operating Officer of CMC since August 1996 and Vice President since August 1994. Mr. O'Rear became President of the Mississippi operations of CMC in November 1994. From 1989 until joining CMC, Mr. O'Rear served as Vice President of North American Operations for AVEX Electronics, an electronics manufacturing services company.

  Jeffrey B. Lavin joined the Corporation as Vice President of Finance, Chief Financial Officer, Treasurer and Clerk in December 1998. Prior to joining the Corporation, Mr. Lavin was Corporate Controller for Wyman-Gordon Company, a publicly-traded international manufacturer of highly-engineered components, primarily for the aerospace industry, from 1994 to November 1998. Mr. Lavin also served as Senior Consultant with Siegel & Dunn, a management consulting firm providing a broad range of services, including turnaround management, from 1991 to 1994 and as Chief Financial Officer, Controller and Chief Accounting Officer with Patten Corporation, a publicly-traded retail real estate and mortgage banking company, from 1986 to 1991.

  Blaise E. Scioli has been the Vice President and General Manager of the Corporation's Cable Division since April 1998 and was the Vice President of Sales and Marketing from 1991 through April 1998. He was held several other management positions in the Corporation since joining in June 1986. Prior to joining the Corporation, Mr. Scioli held various sales and marketing positions for AMP, Inc., a manufacturer of electronic interconnection products, from August 1981 to June 1986.

  Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified, or until his earlier removal or resignation. There are no family relations among any of the executive officers or directors of the Corporation.

                      COMPENSATION AND OTHER INFORMATION
                  CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Summary

  The following table shows certain information with respect to the annual and long-term compensation of the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1999, 1998 and 1997.

                          Summary Compensation Table

                                     Annual            Long-Term
                                 Compensation(1)    Compensation(2)
                              --------------------- ---------------
                                                        Awards
                                        Commission    Securities
Name and Principal                          and       Underlying        All Other
Position                 Year Salary($) Bonus($)(3) Options/SARs(#) Compensation($)(4)
------------------       ---- --------- ----------- --------------- ------------------
John A. Pino............ 1999 $237,115   $    --            --           $196,090(5)
 President, Chief
 Executive Officer       1998  200,000        --            --            196,630(5)
 and Chairman of the
 Board                   1997  200,000        --            --            196,685(5)

Matthew G. Landa(6)..... 1999  240,532     83,774           --                203
 President               1998  229,243     60,000        30,000(7)            119
                         1997  195,481        --         20,833(7)            119

Jack O'Rear(8).......... 1999  213,706     72,538        45,000             7,054(9)
 Vice President of
 Operations and          1998  202,138     40,000        20,000(7)          6,612(9)
 Chief Operating Officer 1997  182,079     16,000         7,500(7)          8,233(9)

Jeffrey B. Lavin(10).... 1999  161,491     28,594           --                540
 Vice President of
 Finance, Chief          1998   11,560     20,000       100,000               --
 Financial Officer,
 Treasurer and Clerk

Blaise E. Scioli........ 1999  180,000     33,750           --                540
 Vice President and
 General                 1998  125,000    120,000       112,000               540
 Manager of Cable
 Division                1997  100,000        --         12,000               484

--------
(1) Excludes perquisites and other personal benefits, if any, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary and commission and bonus reported.
(2) The Corporation did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts during the fiscal years 1999, 1998 or 1997.
(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(4) Consists of premiums for term life insurance paid by the Corporation on behalf of the Named Executive Officer and the Corporation's matching contributions related to the Corporation's 401(k) Plan.
(5) Includes life insurance premiums paid by the Corporation on behalf of Mr. Pino in fiscal 1999, 1998 or 1997, as applicable, on a split-dollar life insurance policy as described below under "Split-Dollar Life Insurance Agreement." In March 2000, Mr. Pino resumed as President of the Corporation.

 (6) Mr. Landa's employment with the Corporation began in July 1999. Prior to that he was employed by CMC Industries, Inc. Mr. Landa's salary of $240,532 for fiscal 1999 consists of $111,504 paid by CMC prior to the July 1999 merger with CMC and $129,028 paid by the Corporation following the merger. Mr. Landa's bonus of $83,774 for fiscal 1999 consists of $68,774 paid by CMC prior to the July 1999 merger and $15,000 paid by the Corporation following the merger. In March 2000, Mr. Landa resigned as President of the Corporation.
 (7) The options were granted by CMC prior to the July 1999 merger. The number of shares underlying the options set forth in the Summary Compensation Table have been adjusted to reflect the merger exchange ratio.
 (8) Mr. O'Rear's employment with the Corporation began in July 1999. Prior to that he was employed by CMC. Mr. O'Rear's salary of $213,706 for fiscal 1999 consists of $99,552 paid by CMC prior to the July 1999 merger and $114,154 paid by the Corporation following the merger. Mr. O'Rear's bonus of $72,538 for fiscal 1999 consists of $59,288 paid by CMC prior to the July 1999 merger and $13,250 paid by the Corporation following the merger.
 (9)  Includes automobile expense allowance.
(10) Mr. Lavin's employment with the Corporation began in December 1998. Mr. Lavin's fiscal 1998 base salary was $152,500.

Option/SAR Grants in Last Fiscal Year

  The following table shows information regarding grants of stock options to the Named Executive Officers pursuant to the Corporation's stock plans during the year ended December 31, 1999. The Corporation did not grant any stock appreciation rights in fiscal 1999.

                           Option/SAR Grants in 1999

                                       Individual Grants
                         -----------------------------------------------
                                                                              Potential
                                      Percent of                         Realizable Value at
                                        Total                                  Assumed
                          Number of   Options /                            Annual Rates of
                         Securities      SARs                                Stock Price
                         Underlying   Granted to                          Appreciation for
                          Options /   Employees    Exercise                Option Term (2)
                            SARs      in Fiscal     Price     Expiration -------------------
     Name                Granted (#)   Year (%)  ($/Share)(1)    Date     5%($)     10%($)
     ----                -----------  ---------- ------------ ---------- -------- ----------
John A. Pino............      --          --           --          --         --         --
 President, Chief
 Executive Officer and
 Chairman of the Board

Matthew G. Landa........      --          --           --          --         --         --
 President

Jack O'Rear.............   45,000(3)    11.68%     $15.375     7/29/09   $435,116 $1,102,671
 Vice President of
 Operations and Chief
 Operating Officer

Jeffrey B. Lavin........      --          --           --          --         --         --
 Vice President of
 Finance,
 Chief Financial
 Officer, Treasurer and
 Clerk

Blaise E. Scioli........      --          --           --          --         --         --
 Vice President and
 General Manager of
 Cable Division

--------
(1) All options were granted at fair market value as determined by the Board of Directors of the Corporation on the date of grant.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Corporation's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Executive Officers.
(3)  The options become exercisable at the rate of 33 1/3% per annum.

Option Exercises and Fiscal Year-End Values

  The following table sets forth information with respect to options to purchase the Corporation's Common Stock granted to the Named Executive Officers under the Corporation's stock plans, including (i) the number of shares of Common Stock purchased upon exercise of options during the fiscal year ended December 31, 1999; (ii) the net value realized upon such exercise;
(iii) the number of unexercised options outstanding at December 31, 1999; and
(iv) the value of such unexercised options at December 31, 1999.

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                    Option/SAR Values at December 31, 1999

                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised         In-the-Money
                                                       Options/SARs at           Options/SARs at
                             Shares       Value     December 31, 1999 (#)   December 31, 1999 ($)(2)
                            Acquired     Realized ------------------------- -------------------------
  Name                   on Exercise (#)  ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable
  ----                   --------------- -------- ------------------------- -------------------------
John A. Pino............        --            --                  --                           --
Matthew G. Landa........      3,129      $ 58,271           135,204/0         $       3,330,518/$0
Jack O'Rear.............     13,804       276,950       28,014/63,182            690,931/1,379,316
Jeffrey B. Lavin........        --            --        20,000/80,000            573,800/2,295,200
Blaise E. Scioli........     19,900       294,437       96,633/70,661          3,242,567/2,069,258

--------
(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not necessarily reflect amounts received by the Named Executive Officers.
(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1999, the last day during fiscal year 1999 for which market prices are available ($37.50 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the options. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the date on which the options are exercised and the date on which the underlying shares of Common Stock are sold.

Employment Arrangements

  In July 1999, the Corporation entered into a three year employment agreement with Jack O'Rear, the Corporation's Vice President of Operations and Chief Operating Officer, with a base salary of $212,000 per year. If the Corporation terminates Mr. O'Rear's employment without Cause (as defined in the agreement) prior to the end of the three-year period from the date of the agreement (the "Employment Period"), the Corporation has agreed to pay Mr. O'Rear his monthly base salary for the lesser of 12 months or the remainder of the Employment Period. Pursuant to the agreement, Mr. O'Rear was also granted an option to purchase 45,000 shares of common stock vesting in three equal annual installments. Mr. O'Rear's employment agreement contains one year non-competition and employee and customer non-solicitation provisions.

Compensation Committee and Stock Option Committee Report on Executive
Compensation

  The Corporation's executive compensation program is administered by the compensation committee (the "Compensation Committee") and the Stock Option Committee (the "Stock Option Committee") of the Board of Directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for establishing and administering the Corporation's executive compensation plans and policies (other then with respect to the Corporation's stock plans). The Compensation Committee is comprised of two outside directors. The Stock Option Committee, which is also comprised of two outside directors, makes recommendations and awards under, and administers, the Corporation's stock plans.

 Compensation Philosophy

  The Corporation's compensation policy for executive officers is reviewed and approved by the Compensation Committee and the Stock Option Committee. The Corporation's executive compensation program is designed to promote the following objectives:

  . To enhance profitability of the Corporation and increase stockholder value.

  . To provide competitive levels of compensation that will attract, retain, motivate and reward highly qualified executives.

  . To recognize individual initiative and achievement.

  . To align the interests of the Corporation's management with those of stockholders by including long-term equity incentives.

 Executive Compensation Program

  The Corporation's executive compensation program consists of three elements:
(i) cash compensation in the form of base salary, (ii) annual incentive compensation in the form of cash bonuses and (iii) long-term equity incentives in the form of stock options. Elements (i) and (ii) are administered by the Compensation Committee, and element (iii) is administered by the Stock Option Committee. Executive officers are also eligible to participate in certain benefit programs which are generally available to all employees of the Corporation, including life insurance and other employee benefits and a 401(k) retirement savings plan. In all cases, the Compensation Committee's and Stock Option Committee's decisions involving executive officer compensation are ultimately based on each committee's judgment regarding the best interests of the Corporation and its stockholders.

 Base Salary

  Base salary compensation levels for each of the Corporation's executive officers, including the Chief Executive Officer, are generally determined by evaluating (i) the experience of and the responsibilities to be held by the individual, (ii) the Corporation's past financial performance and future expectations and (iii) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon consideration of all of these factors, as well as the progress made with respect to the Corporation's long-term goals and strategies. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in the same or similar business and has generally set base salary in the mid-range level of executive compensation that the Compensation Committee believes are paid to such executive officers. Base salary levels for each of the Corporation's executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer. With respect to executive officers who first joined the Corporation in 1999, special consideration was given to each officer's compensation package at his/her prior place of employment.

 Annual Incentive Compensation

  Each executive officer, including the Chief Executive Officer, is entitled to receive annual incentive compensation, in the form of cash bonuses based on the achievement by the Corporation of predetermined revenue and earnings objectives, as well as the performance of the individual executive officer. Cash bonuses are intended to constitute a significant portion of an executive officer's incentive and total compensation package. Cash bonuses for each of the Corporation's executive officers, other than the Corporation's Chief Executive Officer, are also based upon recommendations of the Chief Executive Officer.

 Long-Term Incentive Compensation

  Long-term incentive compensation, in the form of stock options, provide a stock-based incentive to improve the Corporation's financial performance by allowing the executive officers to share in any appreciation in the value of the Corporation's Common Stock. Accordingly, the Compensation and the Stock Option Committees believe that stock option participation aligns the interests of executive officers with those of the Corporation's stockholders by encouraging executive officers to maximize the value of the Corporation. Stock options also assist in the recruitment, motivation and retention of key professional and managerial personnel. Stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Corporation, competitive market practices, and the Corporation's financial performance. When establishing stock option grant levels for executive officers, the Stock Option Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of the Corporation's Common Stock. Stock options granted under the Corporation's Amended and Restated 1995 Stock Plan and 1993 Stock Option Plans have an exercise price equal to the fair market value of the stock on the date of grant.

  In the year ended December 31, 1999, Jack O'Rear, the Corporation's Vice President of Operations and Chief Operating Officer, was granted an option to purchase up to 45,000 shares of Common Stock at an exercise price of $15.375 per share. No stock options were granted during the year ended December 31, 1999 to the Chief Executive Officer or any other executive officer.

 Compensation of the Chief Executive Officer

  Consistent with the executive compensation policies described above, Mr. Pino received salary compensation of $237,115 and no incentive compensation for the fiscal year ended December 31, 1999. In 1999, as in prior years, Mr. Pino did not receive any long-term equity incentives in the form of stock options pursuant to the Corporation's stock plans.

 Deductibility of Executive Compensation Expenses

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table above. The Compensation Committee has considered the requirements of Section 162(m) of the Code and the related regulations. It is the Compensation Committees' present belief that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for all income tax purposes.

Respectfully submitted by the          Respectfully submitted by the
Compensation Committee,                Stock Option Committee,


Edward T. Cuddy                        Edward T. Cuddy
Donald G. Polich                       Bruce R. Gardner

Compensation Committee Interlocks and Insider Participation

  The Corporation's Board of Directors established a Compensation Committee in March 1995. The Compensation Committee currently consists of Messrs. Cuddy and Polich. Mr. Polich was formerly an officer of the Corporation.

Certain Relationships and Related Transactions

 Agreements with Donald G. Polich

  The Corporation is a party to two separate Consulting Agreements dated as of August 4, 1993, as amended, with Re-Act Consulting, a consulting company of which Mr. Polich, a Director of the Corporation, and Nelva Polich, Mr. Polich's wife, are the owners and employees (the "Consulting Agreements"). Each of the Consulting Agreements terminate on August 4, 2003. The Consulting Agreements provide for initial monthly consulting fees of approximately $16,500 which increase by eight percent (8%) per annum. The Corporation paid consulting fees under the Consulting Agreements of $301,623 during 1999.

  The Corporation is a party to two separate Noncompetition Agreements dated as of January 1, 1993, as amended, with Mr. Polich (the "Noncompetition Agreements"). Each of the Noncompetition Agreements terminate on January 1, 2003. Under these agreements, Mr. Polich agreed not to engage in any business activity in the United States which is directly or indirectly in competition with the Corporation, including businesses relating to cable and harness assembly, printed circuit board assembly, subassembly and assembly of final products. Mr. Polich is prohibited from soliciting any employee of the Corporation to become an employee of any competing organization during the term of such agreements. Pursuant to the Noncompetition Agreements, the Corporation paid to Mr. Polich $79,343 during 1999.

  Pursuant to a Stock Purchase Agreement dated as of January 1, 1993, as amended, among the Corporation, Mr. Pino and Mr. Polich, Mr. Pino agreed to vote his shares in the Corporation in favor of electing Mr. Polich as a director of the Corporation until the earlier of: (i) January 1, 2003 or (ii) the date on which all payments required by the Corporation under the Consulting Agreements and Noncompetition Agreements have been paid in full. In addition, the Corporation agreed that during such time that Mr. Polich is entitled to be elected a director (i) Mr. Polich will receive annual director fees from the Corporation in the amount of $7,500 (provided, that such fees shall be applied to Mr. Polich's $70,686 loan, as of such date, from the Corporation to him), (ii) the

Corporation will maintain a $1,000,000 term life insurance policy on his life payable to his spouse, and (iii) the Corporation will provide Mr. and Mrs. Polich with health insurance pursuant to the standard health insurance benefits provided to employees of the Corporation. During 1999, the Corporation applied the $7,500 director fees against Mr. Polich's loan from the Corporation described below, paid $6,480 in premiums for the insurance policy on Mr. Polich's life and paid $4,624 in health insurance premiums for Mr. and Mrs. Polich.

  Mr. Polich is the obligor on a promissory note in the original principal amount of $70,686 payable to the Corporation. The obligation is evidenced by a note dated December 31, 1992 which bears interest at six percent per annum, and the $7,500 in annual director's fees which are paid to Mr. Polich are applied to the principal and interest due on such note. All unpaid principal and accrued interest is due December 31, 2002. As of December 31, 1999, the principal and accrued interest outstanding on the promissory note was $26,834.

 Re-Act Realty Trust

  The Corporation leases two facilities in Hudson, Massachusetts from Re-Act Realty Trust, a Massachusetts nominee trust ("Re-Act Realty Trust"), of which Mr. Pino is trustee and the beneficiaries of which are Mr. Pino and Janet M. Pino, Mr. Pino's wife. The two facility leases provide for terms expiring in 2003, and provided for total base monthly rent during 1999 of $32,333. The Corporation assumes the cost of all taxes, betterment assessments, insurance costs, utility costs and all other operating and maintenance expenses for the facilities. Under the leases, the Corporation paid Re-Act Realty Trust a total of $387,996 during 1999.

 Split-Dollar Life Insurance Agreement

  In September 1996, the Corporation entered into a "split-dollar" life insurance agreement with a trust established by John A. Pino and his wife, Janet M. Pino. Under the terms of the agreement, the Corporation and the trust will share in the premium costs of a whole life insurance policy on the joint lives of Mr. and Mrs. Pino. The Corporation is entitled to reimbursement of the amounts advanced, without interest, upon the first to occur of: (a) the death of the later of Mr. or Mrs. Pino or (b) the surrender of the policy. These advances are secured by a collateral assignment of the policy to the Corporation. In 1999, the Corporation advanced $196,090 toward the payment of the premiums.

 Other Transactions

  The Corporation has entered into a Registration Rights Agreement dated February 8, 1995 with Mr. Pino and certain trusts previously established by Mr. Pino pursuant to which the Corporation, under certain circumstances, will be required to register their shares of Common Stock under the Securities Act of 1933, as amended.

  The Corporation's wholly-owned subsidiary, CMC, has had numerous transactions with its former affiliate and customer, Cortelco Systems Holding Corp. ("Cortelco"), including the transfer of certain assets and related liabilities associated with the telephone business to Cortelco. In addition, Mr. Lee, a Director of the Corporation, is also a director and the largest stockholder of Cortelco.

  In March 1999, CMC consented to a restructuring of certain assets of Cortelco. In connection with this restructuring, Cortelco distributed common stock of Cortelco Systems, Inc. to its stockholders on a pro rata basis. Pursuant to this distribution, CMC and Cortelco entered into a Stock Distribution Agreement and CMC received its pro rata share which was equal to 6,125,302 shares of common stock of Cortelco Systems. CMC also entered into a Stock Purchase Agreement with Mr. Lee under which, through a series of "put" and "call" rights, Mr. Lee effectively guaranteed CMC's right to receive not less than approximately $5.9 million in respect of the common stock of Cortelco Systems and the Preferred Stock of Cortelco by May 2002. In consideration for the receipt of Mr. Lee's guarantee, CMC consented to an amendment to Cortelco's Certificate of Incorporation which, among other things, delays the date on which the Preferred Stock may be tendered for redemption by CMC.

  Furthermore, Cortelco's wholly-owned subsidiary, Cortelco Puerto Rico, merged into Cortelco Systems in connection with the above mentioned distribution. Finally, Cortelco Systems merged with BCS Technologies, Inc., with Cortelco Systems being the surviving entity. In April 1999, Cortelco Systems filed a Form S-1 for its initial public offering of common stock. During the fourth quarter of 1999, Cortelco effected a 1-for-10 reverse stock split. Our investment in Cortelco was 612,530 shares of common stock as a result of this stock split. (In November 1999, Cortelco Systems changed its corporate name to eOn Communications Corporation). In February 2000, eOn completed its initial public offering. The Corporation sold 575,000 shares of common stock in eOn's initial public offering with net proceeds to the Corporation of approximately $6.4 million.

  In July 1998, CMC converted certain older accounts receivable from Cortelco totaling $2.0 million into a note receivable. Under the terms of the note, Cortelco agrees to pay the balance over a three-year term with monthly payments of $50,000 plus interest and a final installment of $200,000 due at the end of the three-year period. Interest accrues on the note at a rate of 9.0% per annum. As of December 31, 1999, Cortelco had made all payments required at that date under the terms of the note. The Corporation continues to provide credit for manufacturing services sold to Cortelco in the form of trade receivables, and as of December 31, 1999, had approximately $6.8 million in trade receivables from Cortelco. Cortelco's payments on its trade accounts with CMC have in the past been late, and there can be no assurances that such payments or payments on the note will in the future be made on a timely basis, if at all.

  The Corporation has adopted a policy whereby all material future transactions between the Corporation and its officers, directors and affiliates will be on terms no less favorable to the Corporation than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Corporation's Board of Directors.

Compensation of Directors

  As compensation for serving on the Board of Directors, the Corporation pays each non-employee director $5,000 annually and an additional $1,000 for each meeting of the Board of Directors that they attend. Non-employee directors also receive $500 for their attendance at each meeting of any Board committees on which they serve unless such committee meeting is held on the same date as a meeting of the Board, and will be reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Non-employee directors are also automatically granted options to purchase shares of the Corporation's Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan. Mr. Polich receives minimum annual director's fees, payable quarterly, of $7,500 for his service on the Board of Directors. Directors who are officers or employees of the Corporation do not receive any additional compensation for their services as directors.

Stock Performance Graph

  The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on March 30, 1995 through December 31, 1999, with the cumulative total return for the Nasdaq Market Index and an SIC Index that includes all organizations in the Corporation's Standard Industrial Classification (SIC) Code 367-Electronic Components & Accessories. The comparison assumes $100 was invested on March 30, 1995, the date the Corporation's Common Stock began publicly trading, in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                  Comparison of Cumulative Total Return(1)(2)

                             [Chart appears here]
                         [GRAPH APPEARS HERE]

Measurement period                Act           Nasdaq      Electronic
(Fiscal Year Covered)         Manufacturing     Market      Company
---------------------         -------------     ------      ----------
Measurement PT -
3/30/95                          $100.00        $100.00       $100.00
12/29/95                         $ 92.71        $120.91       $125.76
12/31/96                         $219.79        $150.25       $190.66
12/31/97                         $117.75        $183.79       $202.87
12/31/98                         $119.25        $259.22       $296.95
12/31/99                         $312.50        $457.20       $628.51

--------
(1) Prior to March 30, 1995, the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Richmond, Virginia, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                                  PROPOSAL 2

                      INCREASE IN AUTHORIZED COMMON STOCK

  The Corporation's Second Restated Articles of Organization presently provide that the number of authorized shares of Common Stock, par value $0.01 per share, is 50,000,000 shares. To provide a sufficient number of authorized shares for the Corporation's corporate purposes in the future, the Board of Directors has determined that it is in the best interests of the Corporation to increase the number of authorized shares of Common Stock to 100,000,000. On February 15, 2000, the Board of Directors resolved to recommend to the Corporation's stockholders that the Corporation's Second Restated Articles of Organization be amended to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares. The full text of the proposed amendment to the Second Restated Articles of Organization is included as Annex A attached to this proxy statement.

  As of the Record Date, there were approximately 16.3 million shares of the Corporation's Common Stock issued and outstanding. In addition, approximately
3.5 million shares have been reserved for issuance under the Corporation's 1993 Incentive Stock Option Plan, the 1995 Non-Employee Director Stock Option Plan, the Amended and Restated 1995 Stock Plan and the Amended and Restated 1990 Equity Incentive Plan, of which options were outstanding to purchase approximately 1.8 million shares of Common Stock of the Corporation on December 31, 1999. An increase in the authorized but unissued shares of the Corporation's Common Stock to 100,000,000 shares will provide a sufficient number of authorized but unissued shares of Common Stock to satisfy the Corporation's need for additional shares to be available for various corporate purposes. These purposes may include, without limitation:

  .  additional acquisitions;

  .  raising capital through the sale of our Common Stock;

  . attracting and retaining valuable employees by the issuance of additional stock or stock options;

  .  possible future stock splits or stock dividends; and

  .  other transactions involving the use of the Corporation's Common Stock.

  The Corporation has no present commitments, agreements or undertakings to issue any additional shares for any such purpose. The Corporation's Board does not presently intend to secure any further approval from the stockholders prior to authorizing or issuing such Common Stock, except where such approval is required by law or applicable stock exchange rules.

  Although we have no such intentions, the additional authorized but unissued shares of Common Stock could also be used to make more difficult a change in control of the Corporation. Under certain circumstances, the Corporation could use such shares to create voting impediments, or to discourage third parties seeking to effect a takeover or otherwise gain control of the Corporation. The Corporation could also place such shares with purchasers who might support the Corporation's Board in opposing a hostile takeover bid.

  The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote thereon will be required to approve the amendment to the Corporation's Second Restated Articles of Organization.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CORPORATION'S SECOND RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE
   AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000 SHARES.

                                  PROPOSAL 3

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2000. Deloitte & Touche has served as the Corporation's auditors since 1985. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from the stockholders. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future years.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                        RATIFICATION OF THIS SELECTION.

                             SECTION 16 REPORTING

  Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. All of the Directors, with the exception of the Chairman of the Board, each reported one Section 16(a) exempt transaction late for the fiscal year ended December 31, 1999. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1999, the Corporation believes that all other Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1999.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 6, 2000. The deadline for providing timely notice to the Corporation of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Corporation is February 19, 2001. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to ACT Manufacturing, Inc., 2 Cabot Road, Hudson, MA 01749, Attention: Jeffrey B. Lavin, Clerk.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Corporation. In addition to soliciting stockholders by mail and through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                          By Order of the Board of Directors

                                          Jeffrey B. Lavin
                                          Clerk

                                                                         Annex A

                       The Commonwealth of Massachusetts
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We, John A. Pino,* President

and Jeffrey B. Lavin ,* Clerk

of ACT Manufacturing, Inc. ,
                          (Exact name of corporation)

located at: 2 Cabot Road, Hudson, MA 01749 ,
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3____________________________________________________________________
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 15, 2000, by vote of:

      shares of  Common Stock, $.01 par value  of   16,331,355   shares
outstanding,
              (type, class & series, if any)

      shares of                 of           shares outstanding, and
              (type, class & series, if any)

      shares of                 of           shares outstanding.
              (type, class & series, if any)

/1/**being at least a majority of each type, class or series outstanding and entitled to vote thereon

*Delete the inapplicable words. **Delete the inapplicable clause.
/1/For amendments adopted pursuant to Chapter 156B, Section 70.
/2/For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

 WITHOUT PAR VALUE STOCKS            WITH PAR VALUE STOCKS
------------------------------------------------------------------
     TYPE   NUMBER OF SHARES    TYPE    NUMBER OF SHARES PAR VALUE
------------------------------------------------------------------
Common:             0        Common:       50,000,000      $.01
------------------------------------------------------------------

------------------------------------------------------------------
Preferred:          0        Preferred:     5,000,000      $.01
------------------------------------------------------------------


Change the total authorized to:

 WITHOUT PAR VALUE STOCKS            WITH PAR VALUE STOCKS
------------------------------------------------------------------
     TYPE   NUMBER OF SHARES    TYPE    NUMBER OF SHARES PAR VALUE
------------------------------------------------------------------
Common:             0        Common:      100,000,000      $.01
------------------------------------------------------------------

------------------------------------------------------------------
Preferred:          0        Preferred:     5,000,000      $.01
------------------------------------------------------------------


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________

SIGNED UNDER THE PENALTIES OF PERJURY, this    day of May, 2000.

__________________________, *President

__________________________, *Clerk

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT

                   (General Laws, Chapter 156B, Section 72)
     ----------------------------------------------------------
     ----------------------------------------------------------

I hereby approve the within Articles of Amendment, and the filing fee in the
amount of $    having been paid, said article is deemed to have been filed
with me this    day of May, 2000.

Effective date:
              ------------------------


                            WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth

                        TO BE FILLED IN BY CORPORATION

                     Photocopy of document to be sent to:

                Kelly R. Whiting, Esq.
-------------------------------------------------------------------------------
                Testa, Hurwitz & Thibeault, LLP
-------------------------------------------------------------------------------
                High Street Tower
-------------------------------------------------------------------------------
                125 High Street
-------------------------------------------------------------------------------
                Boston, MA 02110
-------------------------------------------------------------------------------

                          [FRONT SIDE OF PROXY CARD]

                            ACT MANUFACTURING, INC.

                 PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 15, 2000

                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of ACT Manufacturing, Inc., a Massachusetts corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2000 and hereby appoints John A. Pino and Jeffrey B. Lavin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Testa, Hurwitz & Thibeault, LLP, Conference Center, 125 High Street, High Street Tower, Boston, Massachusetts 02110 on May 15, 2000 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

1. To elect two (2) Directors, each to serve for a three-year term as a Class II Director.

    FOR all nominees      WITHHOLD
    listed at right.      AUTHORITY to vote for
    (except as written    all nominees listed
    to the contrary       at right                 Nominees: John A. Pino
    below)                                                   Frederick W. Gibbs

          [_]                    [_]


INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) below:

--------------------------------------------------------------------------------
2. To approve an amendment to the Second Restated Articles of Organization of the Corporation to increase the number of authorized shares of the Corporation's common stock, $0.01 par value per share, from 50,000,000 to 100,000,000.

   [_]  FOR         [_]  AGAINST       [_]  ABSTAIN

3. To ratify the selection of the firm of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2000.

   [_]  FOR         [_]  AGAINST       [_]  ABSTAIN

4. To transact upon such business as may properly come before the meeting or any adjournment of adjournments thereof, including without limitation potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve any of the above proposals.

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE SECOND RESTATED ARTICLES OF ORGANIZATION OF THE CORPORATION, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THERETO.

                                  Dated: ________________ , 2000

                                  ______________________________
                                  Signature

                                  ______________________________
                                  Signature

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)